CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (Registration No. 333-256974) of Pruco Life Insurance Company of our report dated March 19, 2021 relating to the financial statements and financial statement schedule, which appears in Pruco Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2020.

/s/PricewaterhouseCoopers LLP
New York, New York
September 2, 2021